Exhibit 10.25

RESTRICTED STOCK UNIT AWARD AGREEMENT

for Independent Directors

Non-transferable

GRANT TO

(“Director”)

by Sally Beauty Holdings, Inc. (the “Company”) of

[                        ]

restricted stock units convertible into shares of its common stock, par value $0.01 (the “RS Units”)

pursuant to and subject to the provisions of the Sally Beauty Holdings, Inc. 2010 Omnibus Incentive Plan (the “Plan”) and to the terms and conditions set forth on the following page (the “Terms and Conditions”).  By accepting the RS Units, Grantee shall be deemed to have agreed to the Terms and Conditions set forth in this Award Agreement and the Plan.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

IN WITNESS WHEREOF, Sally Beauty Holdings, Inc. has caused this Award Agreement to be executed as of the Grant Date, as indicated below.

SALLY BEAUTY HOLDINGS, INC.

By:
Raal Roos

Its: SVP General Counsel and Secretary

Grant Date: October 26, 2011

TERMS AND CONDITIONS

1.             Vesting of RS Units.

(a)           Vesting Date.  The RS Units have been credited to a bookkeeping account on behalf of Director.  Except as otherwise provided in this Section 1, if Director provides continuous, eligible service to the Company and its Subsidiaries, as determined by the Committee or its designee, in the Committee’s or the designee’s sole and absolute discretion, as applicable, from the Grant Date until September 30, 2011 (the “Vesting Date”), Director shall vest as to one hundred percent (100%) of the RS Units.

(b)           Forfeiture of RS Units.  If Director terminates service with the Company and its Subsidiaries prior to the Vesting Date for any reason other than Director’s death, Disability, or involuntary termination without Cause, then Director (or Director’s estate, as applicable) shall, for no consideration, forfeit all RS Units; provided, however, that the Committee or its designee may, in the Committee’s or the designee’s sole and absolute discretion, as applicable, provide for the acceleration of the vesting of the RS Units, eliminate or make less restrictive any restrictions contained in this Agreement, waive any restriction or other provision of the Plan or this Agreement or otherwise amend or modify this Agreement in any manner that is either (i) not adverse to Director, or (ii) consented to by Director.

(c)           Death, Disability, or Involuntary Termination Without Cause.  If, as a result of Director’s death, Disability, or involuntary termination without Cause, Director terminates service with the Company and its Subsidiaries prior to the Vesting Date, then, provided Director has provided continuous, eligible service to the Company from the Grant Date until Director’s death, Disability, or involuntary termination without Cause, Director shall vest in and have a non-forfeitable right to a pro-rata portion of the RS Units determined by multiplying the total number of RS Units awarded under this Agreement by a fraction the numerator of which is the number of whole months Director served as a member of the Board after the Grant Date, and the denominator of which is 12.

(d)           Change in Control.  Unless the Committee otherwise determines as provided in Section 9.2 of the Plan, upon the occurrence of a Change in Control prior to the Vesting Date, the Director shall vest as to one hundred percent (100%) of the RS Units, provided Director has provided continuous, eligible service to the Company from the Grant Date until the effective date of such Change in Control.

2.             Restrictions on Transfer and Pledge.  Unless otherwise determined by the Committee and provided in this Agreement or the Plan, the RS Units shall not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred except by will or the laws of descent and distribution.  Any attempted assignment of an RS Unit in violation of this Agreement shall be null and void.  The Company shall not be required to honor the transfer of any RS Units that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Plan.

3.             Rights.  RS Units represent an unsecured promise of the Company to issue shares of Common Stock of the Company as otherwise provided in this Agreement.  Other than the rights provided in this Agreement, Director shall have no rights of a stockholder of the Company with respect to the RS Units awarded under this Agreement until such RS Units have vested and the related shares of Common Stock have been issued pursuant to the terms of this Agreement.  Upon conversion of the RS Units into shares of Common Stock, Director will obtain full voting and other rights as a stockholder of the Company.

4.             Dividend Equivalents.  Unless otherwise determined by the Committee, (i) any cash dividends or distributions credited to Director’s account shall be deemed to have been invested in additional restricted stock units on the record date established for the related dividend or distribution in an amount equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Common Stock on such date, and such additional restricted stock units shall be subject to the same terms and conditions as are applicable in respect of RS Units with respect to which such dividends or distributions were payable, and (ii) if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same restrictions as apply to the RS Units with respect to which they were paid.

5.             Conversion to Common Stock.  The Company will issue to Director the shares of Common Stock underlying the vested RS Units on the date which is six months after the effective date of Director’s “separation from service” with the Company (as defined in Section 409A of the Code and applicable Treasury regulations thereunder, without giving effect to any elective provisions that may be available under such definition), or within five business days thereafter.  Evidence of the issuance of the shares of Common Stock pursuant to this Agreement may be accomplished in such manner as the Company or its authorized representatives shall deem appropriate including, without limitation, electronic registration, book-entry registration or issuance of a certificate or certificates in the name of Director or in the name of such other party or parties as the Company and its authorized representatives shall deem appropriate. In the event the shares of Common Stock issued pursuant to this Agreement remain subject to any additional restrictions, the Company and its authorized representatives shall ensure that Director is prohibited from entering into any transaction that would violate any such restrictions, until such restrictions lapse.

6.             Community Interest of Spouse.  The community interest, if any, of any spouse of Director in any of the RS Units shall be subject to all of the terms, conditions and restrictions of this Agreement and the Plan, and shall be forfeited and surrendered to the Company upon the occurrence of any of the events requiring Director’s interest in such RS Units to be so forfeited and surrendered pursuant to this Agreement.

7.             Tax Matters.  Director acknowledges that the tax consequences associated with the Award are complex and that the Company has urged Director to review with Director’s own tax advisors the federal, state, and local tax consequences of this Award.  Director is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  Director understands that Director (and not the Company) shall be responsible for Director’s own tax liability that may arise as a result of this Agreement.

8.             Restrictions on Issuance of Shares of Common Stock.  If at any time the Committee shall determine in its discretion, that registration, listing or qualification of the shares of Common Stock covered by the RS Units upon any securities exchange or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the settlement of the RS Units, the RS Units may not be settled in whole or in part unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

9.             Plan Controls.  The terms contained in the Plan are incorporated into and made a part of this Award Agreement and this Award Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Award Agreement, the provisions of the Plan shall be controlling and determinative.

10.          No Right to Continued Service.  Nothing in this Award Agreement shall interfere with or limit in any way the right of the Company to terminate Director’s service as a director at any time, nor confer upon Director any right to continue as a director of the Company.

11.          Successors.  This Award Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Award Agreement and the Plan.

12.          Notice.  Notices hereunder must be in writing, delivered personally or sent by registered or certified U.S. mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, TX 76210, Attn: Secretary, or any other address designated by the Company in a written notice to Director. Notices to Director will be directed to the address of Director then currently on file with the Company, or at any other address given by Director in a written notice to the Company.

13.          Compensation Recoupment Policy.  This Award Agreement shall be subject to the terms and conditions of any compensation recoupment policy adopted from time to time by the Board or any committee of the Board, to the extent such policy is applicable.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an authorized officer and Director has executed this Agreement, all as of the date first above written.

SALLY BEAUTY HOLDINGS, INC.

By:
Title:

DIRECTOR ACKNOWLEDGES AND AGREES THAT THE RS UNITS SUBJECT TO THIS AWARD SHALL VEST AND THE RESTRICTIONS RESULTING IN THE FORFEITURE OF THE RS UNIT SHALL LAPSE, IF AT ALL, ONLY DURING THE PERIOD OF DIRECTOR’S SERVICE TO THE COMPANY OR AS OTHERWISE PROVIDED IN THIS AGREEMENT (NOT THROUGH THE ACT OF BEING GRANTED THE RS UNITS).  DIRECTOR FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT OR THE PLAN SHALL CONFER UPON DIRECTOR ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF DIRECTOR’S SERVICE TO THE COMPANY.  DIRECTOR ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN, REPRESENTS THAT HE OR SHE IS FAMILIAR WITH THE TERMS AND PROVISIONS THEREOF, AND HEREBY ACCEPTS THE RS UNITS SUBJECT TO ALL OF THE TERMS AND PROVISIONS HEREOF AND THEREOF, INCLUDING THE MANDATORY DISPUTE RESOLUTION PROVISIONS.  DIRECTOR HAS REVIEWED THIS AGREEMENT AND THE PLAN IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS AGREEMENT, AND FULLY UNDERSTANDS ALL PROVISIONS OF THIS AGREEMENT AND THE PLAN.

DIRECTOR

DATED:	SIGNED: